Exhibit 99.2

Kinetik Prices Upsized $300 Million Private Placement of Additional 6.625% Sustainability-Linked Senior Notes Due 2028

December 15, 2023 04:15 PM Eastern Standard Time

HOUSTON & MIDLAND, Texas—(BUSINESS WIRE)—Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik”) today announced that its subsidiary, Kinetik Holdings LP (the “Issuer”), has priced its previously announced offering of $300 million sustainability-linked senior notes due 2028 (the “Senior Notes”). The size of the offering was increased from the previously announced $200 million to $300 million. The Senior Notes were priced at 100.500% of par, plus accrued and unpaid interest from December 6, 2023. The Senior Notes mature on December 15, 2028, pay interest at the rate of 6.625% per year and are payable on June 15 and December 15 of each year. The first interest payment will be made on June 15, 2024. The Senior Notes will be fully and unconditionally guaranteed by Kinetik. The Issuer intends to use the net proceeds from the Offering to repay a portion of the outstanding borrowings under its existing Term Loan Credit Facility. The Offering is expected to close on December 19, 2023, subject to customary closing conditions.

The Senior Notes are being offered as additional notes under the indenture dated as of December 6, 2023, as may be supplemented from time to time (the “Indenture”), pursuant to which the Issuer has previously issued $500 million aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028 (the “Existing Notes”). The Senior Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Senior Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class.

The interest rate on the Senior Notes is linked to Kinetik’s performance against sustainability performance targets related to greenhouse gas and methane emissions reduction targets and the representation of women in corporate officer positions. Kinetik published a Sustainability-Linked Financing Framework (the “Framework”) on May 16, 2022 and obtained a second party opinion (“SPO”) on the Framework from ISS ESG. The Framework and the SPO are available on Kinetik’s website.

The Senior Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Senior Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

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This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Kinetik’s future plans, expectations, and objectives for Kinetik’s operations, including statements about strategy, synergies, and future operations, sustainability initiatives, the Offering and the use of proceeds therefrom. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts
Kinetik Investors:	(713) 487-4832	Maddie Wagner

	(713) 574-4743	Alex Durkee